 Exhibit 10.2

SHAREHOLDERS’ VOTING

PROXY AGREEMENT

BETWEEN

LIAO YAZHONG

ZHANG ZHANGMEI

QU HUIWEN

AND

NANJING KANGJIAFU INVESTMENT CONSULTING CO., LTD.

JANUARY 2014

WUXI, CHINA

Shareholders’ Voting Proxy Agreement

This Shareholders’ Voting Proxy Agreement (the “Agreement”) is entered into as of January 17, 2014, between the following parties in Wuxi:

Party A:

1.	Liao Yazhong

A citizen of People’s Republic of China (the “PRC”), Identity Card Number: 51060219660804649X

2.	Zhang Zhangmei

A citizen of PRC, Identity Card Number: 330623196310170189

3.	Qu Huiwen

A citizen of PRC, Identity Card Number: 510602196811076491

and,

Party B:

Nanjing Kangjiafu Investment Consulting Co., Ltd., a wholly foreign-owned enterprise registered in Beijing, the registration number of its legal and valid Business License is 320121400001548 and the legal registered address is Room Room 102, Unit 19, Nanjing Fenghuang Gang Business and Trade Recreational Zone, No.1680 Shuanglong Road, Moling Street, Jiangning District (Jiangning Development Area), Nanjing.

In this Agreement, Party A and Party B are called collectively as the “Parties,” and each of them is called as the “Party”. Party A is collectively called the “Grantors” and respectively called “Each of the Grantors”.

WHEREAS:

1.	Party B is a wholly foreign-owned enterprise incorporated under the laws of the PRC;

2.	As of the date of this Agreement, the Grantors are shareholders of Wuxi Kangjiafu Royal Traditional Investment Management Co., Ltd. (the “Opco”) and collectively legally hold all of the share equity of Opco;

3.	Each of the Grantors desires to appoint the persons designated by Party B to exercise its shareholder’s voting rights at the shareholders’ meeting of Opco (“Voting Rights”) and Party B is willing to designate such persons.

NOW THEREFORE, the Parties hereby have reached the following agreement upon friendly consultations:

Article	1. Each of the Grantors hereby agrees to irrevocably appoint the persons designated by Party B with the exclusive right to exercise, on his behalf, all of his Voting Rights in accordance with the laws and Opco’s Articles of Association, including but not limited to the rights to sell or transfer all or any of his shares of Opco, and to appoint and elect the directors and Chairman/Executive Director as the authorized legal representative of Opco.

Article	2. The persons designated by Party B shall be members of the board of Party B (the “Proxy Holders”). All Parties agree that all directors of Opco shall be nominated and appointed by the Proxy Holders according to the direction of Party B.

Article	3. Party B agrees to designate such Proxy Holders pursuant to Article 1 of this Agreement, who shall represent each of the Grantors to exercise his Voting Rights pursuant to this Agreement.

Article	4. All Parties to this Agreement hereby acknowledge that, regardless of any change in the share equity of Opco, Each of the Grantors shall appoint the person designated by Party B with all Voting Rights. All Parties to this Agreement agree that Party A cannot transfer his/her share equity (the “Transferor”) of Opco to any individual or company other than Party B or the individuals or entities designated by Party B.

Article	5. Each of the Grantors hereby acknowledges that he/she will withdraw the appointment of the persons designated by Party B if Party B change such designated person and reappoint the substituted persons designated by Party B as the new Proxy Holders to exercise his/her Voting Rights at the shareholder’s meeting of Opco.

Article	6. All authorizations made under this Agreement shall be conclusive and binding upon the Grantors and each and every act and thing effected by the Proxy Holders pursuant hereto shall be as good, valid and effectual as if the same had been done by the Grantors. The Grantors hereby irrevocably and unconditionally undertake at all times hereafter to ratify and confirm whatsoever the Proxy Holders shall lawfully do or cause to be done by virtue of all such authorizations conferred by this Agreement.

Article	7. The Grantors hereby irrevocably and unconditionally undertake at all times to indemnify and keep indemnified each of the Proxy Holders against any and all actions, proceedings, claims, costs, expenses and liabilities whatsoever arising from the exercise or purported exercise of any of the powers conferred or purported to be conferred by this Agreement.

Article	8. This Agreement has been duly executed by the Parties’ authorized representatives as of the date first set forth above and shall become effective upon execution.

Article	9. This Agreement shall not be terminated prior to the completion of acquisition of all of the share equity in, or all assets or business of, Opco by Party B;

Article	10. Any amendment and termination of this Agreement shall be in written and agreed upon by the Parties.

Article	11. The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People’s Republic of China.

Article	12. The Parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to Shanghai International Economic and Trade Arbitration Commission (the “SHIAC”) in Shanghai in accordance with its rules then in effect. The arbitration shall take place in Shanghai. The arbitration award shall be final, conclusive and binding upon both Parties.

Article	13. This Agreement is executed in both Chinese and English in 5 copies; each Party holds one and each original copy which has the same legal effect. Both the English version and Chinese version shall have the same effect.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS HEREOF, the Parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Party A:

Liao Yazhong

(Signature): /s/ Liao Yazhong

Zhang Zhangmei

(Signature): /s/ Zhang Zhangmei

Qu Huiwen

(Signature): /s/ Qu Huiwen

Party B:

Nanjing Kangjiafu Investment Consulting Co., Ltd.

(Seal)

Authorized representative:

(Signature) /s/ Liao Yazhong

This Agreement is agreed and accepted by Wuxi Kangjiafu Royal Traditional Investment Management Co., Ltd.

(Seal):

Authorized representative:

(Signature) /s/ Liao Yazhong

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